United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 8, 2020

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)
001-31588		41-0957999
(Commission File Number)		(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address of Principal Executive Offices)		(Zip Code)

952- 996-1674
Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Definitive Material Agreement

Merger Agreement with Ecessa Corporation

On May 8, 2020, (i) Communications Systems, Inc. (“CSI” or the “Company”), (ii) Resilient Corp., a Minnesota corporation and a wholly owned subsidiary of CSI (“Merger Sub”), (iii) Ecessa Corporation, a Minnesota corporation (“Ecessa”), and (iv) the other parties named therein entered into an Agreement and Plan of Merger (“Merger Agreement”) under which CSI agreed to acquire Ecessa in the transaction described in Item 2.01 of this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 8, 2020, CSI, Merger Sub and Ecessa entered into the Merger Agreement under which CSI agreed to acquire Ecessa in a reverse triangular merger for $4.0 million in cash. The transaction closed on May 14, 2020 at which time Ecessa became a wholly owned subsidiary of CSI.

Based in Plymouth, Minnesota, Ecessa designs and distributes software-defined wide area networking (SD-WAN) solutions for businesses through the deployment of field installations of Ecessa Edge®, PowerLink®, and WANworX® controllers. Ecessa had revenues of $3.2 million and $2.9 million in the years ended December 31, 2019 and 2018, respectively. The Company will provide more information about Ecessa, its products and the Company's plans to integrate Ecessa into CSI's operations in future SEC filings and in Company announcements.

A copy of the press release announcing the transaction is filed as Exhibit 99.1.

Of the $4.0 million purchase price, (i) $100,000 (the “True-Up Escrow Amount”) and (ii) $760,000 (the “Indemnification Escrow Amount”) were placed in an escrow account with a third party escrow agent. The Company expects any working capital true-up issues related to the True-Up Escrow Amount will be resolved within 180 days from closing. The Indemnification Escrow Amount will be used to indemnify CSI for any breaches of Ecessa’s representations, warranties, covenants or agreements contained in the Merger Agreement or related documents. Under the Merger Agreement, $400,000 of the Indemnification Escrow Amount will be released to the former shareholders of Ecessa 18 months after closing with the balance of the Indemnification Escrow Amount released 36 months after closing, in each case less amounts previously disbursed to CSI and any amounts attributable to then-pending indemnification claims by CSI.

An additional $176,000 (the “PPP Loan Escrow Amount”) was placed into escrow corresponding to amounts Ecessa paid for rent and employee compensation prior to the closing under a Paycheck Protection Program loan Ecessa received (the “PPP Loan”). The balance of the PPP Loan was repaid at the closing. CSI will not receive any benefit from the PPP Loan Escrow Amount. Any portion of the PPP Loan that is forgiven following the closing will be released to the former shareholders of Ecessa. CSI will repay any portion of the PPP Loan that is not forgiven.

Item 2.02. Results of Operations and Financial Condition.

On May 14, 2020, the Company issued a press release announcing the results of its first quarter ended March 31, 2020. A copy of that press release is furnished as Exhibit 99.2.

9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The Company will file any required financial statements of Ecessa within 75 days of May 14, 2020 by an amendment to this Form 8-K.

(b) Pro forma Financial Information.

The Company will file any required pro forma financial information within 75 days of May 14, 2020 by an amendment to this Form 8-K.

(d) Exhibits.

The following exhibits are finished or filed with this Form 8-K.

Exhibit Number	Exhibit Name
99.1	Ecessa Press Release dated May 14, 2020
99.2	First Quarter Press Release dated May 14, 2020

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By: /s/ Mark D. Fandrich

Mark D. Fandrich, Chief Financial Officer

Date: May 14, 2020